EXHIBIT 23.2

CONSENT OF ERNST & YOUNG LLP

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-115904) pertaining to the Equity Incentive Plan of Dickie Walker Marine, Inc. of our report dated December 3, 2004, with respect to the financial statements of Dickie Walker Marine, Inc. for the years ended September 30, 2004 and 2003 included in the Annual Report (Form 10-KSB) for the year ended September 30, 2005.

/s/ ERNST & YOUNG LLP

San Diego, California

December 16, 2005